Exhibit 10.1

SEALED AIR CORPORATION

NOTE REPURCHASE AGREEMENT

NOTE REPURCHASE AGREEMENT, dated as of November 30, 2010 (the “Agreement”), among SEALED AIR CORPORATION, a Delaware corporation (the “Company”), and DAVIS SELECTED ADVISERS, L.P. (the “Noteholder” and, together with the Company, the “Parties”).

W I T N E S S E T H

WHEREAS, the Noteholder (or accounts for which the Noteholder is authorized to make the acknowledgements, representations, warranties and agreements contained herein (collectively, the “Accounts”)) is the beneficial owner of $150,000,000.00 aggregate principal amount of the Company’s 12% Senior Notes due 2014 (the “Notes”);

WHEREAS, the Noteholder (or the Accounts) owns the Notes free and clear of any and all pledges, security interests, liens, charges, encumbrances, equities or claims; and

WHEREAS, the Noteholder has agreed (on its own behalf and on behalf of the Accounts) to sell the Notes to the Company, all upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreements contained herein, the Parties hereto hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Trustee” means U.S. Bank National Association, the trustee under the Indenture, dated as of February 6, 2009, among the Company and the Trustee, pursuant to which the Notes were issued.

SECTION 2. Purchase and Sale of the Notes. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Noteholder (on its own behalf and on behalf of the Accounts) shall sell to the Company, and the Company shall purchase from the Noteholder, the Notes.

SECTION 3. Purchase Price. The aggregate purchase price (the “Purchase Price”) to be paid hereunder by the Company to the Noteholder as consideration for the purchase of the Notes shall be equal to the sum of (x) $150,000,000.00, representing the aggregate principal amount of Notes being purchased hereunder, plus (y) accrued and unpaid interest on the Notes to the Closing Date (as defined in Section 4) plus (z) a premium of $40,500,000.00 (calculated as of December 1, 2010 and subject to adjustment if the Closing Date is a date other than such date).

SECTION 4. Closing. The sale and purchase of the Notes contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, at 10:00 A.M. local time on December 1, 2010, or at such other place or at such other time or on such other date as the Company and the Noteholder may mutually agree upon in writing (the day on which the Closing actually takes place being the “Closing Date”). All actions taken at the Closing will be deemed to occur simultaneously.

SECTION 5. Closing Deliveries. (a) At the Closing, the Noteholder shall deliver or cause to be delivered:

(i) to the Trustee for the benefit of the Company, the Notes, delivered through the facilities of The Depository Trust Company to the Trustee’s DTC account #9968; and

(ii) to the Company, a receipt for the Purchase Price.

(b) At the Closing, the Company shall deliver or cause to be delivered to the Noteholder:

(i) the Purchase Price, by wire transfer in US$ in immediately available funds to the account or accounts specified by the Noteholder in writing on the date hereof; and

(ii) a receipt for the Notes delivered by or on behalf of the Noteholder.

SECTION 6. Conditions to Closing. (a) The obligations of the Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of the condition that the covenants and agreements contained in this Agreement to be complied with by the Company, on the one hand, and the Noteholder, on the other hand, on or before the Closing shall have been complied with in all material respects, provided that only the Party for whose benefit such covenants or agreements have been made may assert that they have been breached or not complied with.

(b) The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of the condition that the Noteholder shall have made the deliveries contemplated by Sections 5(a)(i) and 5(a)(ii).

SECTION 7. Authorization on behalf of Accounts. The Noteholder represents and warrants that it is authorized to make the acknowledgements, representations, warranties and agreements contained herein, and to enter into this Agreement, on its own behalf and on behalf of the Accounts.

SECTION 8. Termination. This Agreement may be terminated at any time prior to Closing:

(a) by the Noteholder or the Company if the Closing shall not have occurred by December 31, 2010; provided, however, that such right to terminate this Agreement shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

(b) by the written consent of the Company and the Noteholder.

SECTION 9. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a)(i) upon personal delivery to the Party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and (b) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9):

(a)	if to the Noteholder:

Davis Selected Advisers, L.P.
2949 East Elvira Road, Suite 101
Tucson, AZ 85756
Telephone number: (520) 434-3771
Facsimile number: (520) 434-3770
Attention: Thomas Tays, Chief Legal Officer

(b)	if to the Company:

Sealed Air Corporation
200 Riverfront Boulevard
Elmwood Park, New Jersey 07407
Telephone number: (201) 703-4145
Facsimile number: (201) 703-4231
Attention: General Counsel and Secretary

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone number: (212) 735-3000
Facsimile number: (212) 735-2000
Attention: Robert Chilstrom

SECTION 10. Binding Effect. This Agreement shall become effective when it shall have been executed by the Parties, and each Party or its representative shall have received signature pages hereto of each other Party and thereafter shall be binding upon and inure to the benefit of each Party and its respective successors and assigns.

SECTION 11. Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.

SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 13. Execution in Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Noteholder have caused this Agreement to be executed as of the date first written above by their duly authorized representatives.

SEALED AIR CORPORATION

By: /s/ David H. Kelsey
Name: David H. Kelsey
Title: Senior Vice President and
Chief Financial Officer

DAVIS SELECTED ADVISERS, L.P.

By: /s/ Thomas Tays
Name: Thomas Tays
Title: Vice President